CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

 Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

January 8, 2008

Date of Report

(Date of Earliest Event Reported)

KINGDOM KONCRETE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-138194	20-5587756
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4232 E. Interstate 30, Rockwall, Texas 75087

(Address of principal executive offices (zip code))

972-771-4205

(Registrant’s telephone number, including area code)

ITEM 8.01

OTHER EVENTS

On July 27, 2007, our Registration Statement on Form SB-1 filed with the U.S. Securities and Exchange Commission became effective. Under the SB-1, we offered for sale a minimum of 150,000 shares at $0.50 per share or $75,000 and a maximum of 1,000,000 shares at $0.50 or $500,000. On November 5, 2007, we had raised $87,000 which we then deposited in our account in accordance with the terms of our Registration Statement. All additional funds we raise will be deposited directly into our bank account.

ITEM 9.01

FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

20.0

Form SB-1 and Amendments filed with the U.S. Securities & Exchange Commission, and available on their website, are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

KINGDOM KONCRETE, INC.

By:

/s/  Edward Stevens

Edward Stevens

Chief Executive Officer

Dated:  February 11, 2008

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